POWER OF ATTORNEY

The undersigned is, or is expected to become, a director and/or officer of The Progressive Corporation, an Ohio corporation (the ?Corporation?). The undersigned hereby makes, constitutes and appoints David M. Stringer, Laurie F. Humphrey, Neil Bhagat, Allyson L. Bach and Sarah R. D'Amore, and each of them, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, as the undersigned's attorney-in-fact and agent, to:

a.	prepare, sign and file a Form ID, or successor form, and such other documents and information as may be necessary or appropriate to obtain any passwords or other codes necessary, for and on behalf of the undersigned, to file by any permitted means (including electronically via the U.S. Securities and Exchange Commission (the ?SEC?) Electronic
Data Gathering and Retrieval system or any other system specified by the SEC (collectively, ?EDGAR?)) documents with the SEC;

b.	enroll the undersigned in EDGAR or cause the Corporation to accept a delegation of authority from any of the undersigned's EDGAR account administrators, and act as an account administrator, delegated administrator, technical administrator, user or delegated user for the undersigned's EDGAR account (including any other actions contemplated by the rules and regulations of the SEC with respect to such roles);

c.	prepare and sign any and all Forms 3, 4 and 5, or successor forms, and any and all amendments or supplements thereto, for and on behalf of the undersigned, in order to report, pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the ?Exchange Act?), the number of Common Shares and other securities (including any derivative securities) of the Corporation beneficially owned by the undersigned, or any change in the number of Common Shares or other securities of the Corporation so owned by the undersigned or in the nature of such ownership, and to timely file with the SEC and the New York Stock Exchange (the ?NYSE?) by any permitted means the required number of copies of such form or forms, or any such amendments or supplements, pursuant to and in accordance with the applicable rules and regulations of the SEC and the NYSE; and

d.	prepare and sign any and all Forms 144, or successor forms, and any and all amendments or supplements thereto, for and on behalf of the undersigned, in order to facilitate the sale of Common Shares or other securities of the Corporation beneficially owned by the undersigned, pursuant to Rule 144 under the Securities Act of 1933, as amended, and to file with the SEC and the NYSE by any permitted means the required number of copies of such form or forms, or any such amendments or supplements, pursuant to and in accordance with the applicable rules and regulations of the SEC and the NYSE;

giving and granting unto each said attorney-in-fact and agent full power and authority to do and perform any and all acts and things whatsoever necessary or appropriate to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and approving all that said attorneys-in-fact and agents, or any of them, or any such substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 or any Form 144s with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the above-named attorneys-in-fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.?

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date set forth below.

By: /s/ Daniel J. Witalec
Name: Daniel J. Witalec
Date: March 11, 2026

STATE OF OHIO

COUNTY OF CUYAHOGA

This Power of Attorney was acknowledged before me on March 11, 2026 by Daniel J. Witalec.

/s/ Katherine Graham Sarlson
Notary Signature

Katherine Graham Sarlson, Attorney
Notary Public, State of Ohio
My Commission has no expiration date.
Section 147.03 O.R.C.
[Notary Seal]